Exhibit 99.1

7 Acquisition Corporation will redeem its Public Shares and will not consummate an initial business combination

New York, April 24, 2023 – 7 Acquisition Corporation (the “Company”) (Nasdaq: SVNA), a special purpose acquisition company, today announced that it will redeem all of its outstanding Class A ordinary shares, par value $0.0001 previously issued to the public (the “Public Shares”), with such redemption anticipated to be effective as of the close of business on May 10, 2023, because the Company will not consummate an initial business combination within the time period required by its Amended and Restated Memorandum and Articles of Association (the “Articles”).

As stated in the Company’s Articles and in the Company’s registration statement on Form S-1 (Registration No. 333-260368), initially filed with the United States Securities and Exchange Commission (the “Commission”) on October 20, 2021, relating to the Company’s initial public offering (the “Form S-1”), if the Company is unable to complete an initial business combination within 18 months of the initial public offering, the Company will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Company’s trust account (the “Trust Account”), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and board of directors, liquidate and dissolve, subject in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Net of taxes and dissolution expenses, the per-share redemption price for the Public Shares is expected to be approximately $10.48 (the “Redemption Amount”). In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Trust Account to pay dissolution expenses.

The Company anticipates that the last day of trading in the Class A ordinary shares will be May 9, 2023. On or about the close of business on May 10, 2023, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Redemption Amount will be payable to the holders of the Public Shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants. The Company’s initial shareholders has waived their redemption rights with respect to the outstanding Class B ordinary shares issued prior to the Company’s initial public offering. After May 10, 2023, the Company shall cease all operations except for those required to wind up the Company’s business.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the Commission to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

About 7 Acquisition Corporation

7 Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the impact of the Company’s restatement of certain historical financial statements, the Company’s cash position and cash held in the Trust Account and any proposed remediation measures with respect to identified material weaknesses. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

For more information, please contact:
info@7acquisitioncorp.com